UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 6, 2014
Date of Report (Date of earliest event reported)

SHORETEL, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2014, ShoreTel, Inc. (“ShoreTel”) made a change in the Retention Incentive Agreement for Pankaj Malhotra, ShoreTel’s Senior Vice President of Engineering (the “Executive”). The Executive’s Retention Incentive Agreement (the “Agreement”) will now become a “Tier 2” Agreement, instead of the current “Tier 3” Agreement. The Tier 2 Agreement provides as follows:

Termination in Absence of a Change of Control. In the event of employment termination without cause in the absence of a change of control of the company, and upon the execution of a binding release agreement, the executive will be entitled to receive (1) a lump sum payment in an amount equal to six months of his base salary, less applicable withholding taxes, and (2) reimbursement of premiums paid for continuation coverage for six months pursuant to COBRA.

Termination Upon a Change of Control. In the event of employment termination without cause upon a change of control of our company, and upon the execution of a binding release agreement, the executive will be entitled to receive (1) a lump sum payment in an amount equal to twelve months of base salary, less applicable withholding taxes, (2) a lump sum payment in an amount equal to 100% of annual target bonus, less applicable withholding taxes, (3) acceleration of 75% of all outstanding equity awards, and (4) reimbursement of premiums paid for continuation coverage for twelve months pursuant to COBRA.

Item 5.07	Submission of Matters to a Vote of Security Holders.

ShoreTel held its Annual Meeting of Stockholders on November 6, 2014 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities and Exchange Act.

At the Annual Meeting, the Company’s stockholders voted on the following three matters and cast their votes as described below:

(1)	The election of two Class II directors to the Board of Directors to hold office for a three-year term;

(2)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2015; and

(3)	The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal I – Election of Class II Directors

The Company’s stockholders elected two Class II directors to the Board of Directors to serve for a three-year term or until their successors are duly elected and qualified as set forth below:

Nominee	Total Vote for Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Donald Joos	44,222,228	1,166,714	13,565,225
Kenneth D. Denman	43,216,505	2,172,437	13,565,225

Proposal II – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2015

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2015 as set forth below:

For	Against	Abstain
55,744,894	3,158,010	51,263

Proposal III – Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers

The Company’s stockholders cast their votes with respect to the advisory vote on approval of the compensation of the Company’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Votes
44,468,056	873,058	47,828	13,565,225

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShoreTel, Inc.

Date: November 6, 2014	By:	/s/ Allen Seto
Name: Allen Seto
Title: Vice President and General Counsel